UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2024

FATE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36076	65-1311552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12278 Scripps Summit Dr. San Diego, CA	92131
(Address of principal executive offices)	(Zip Code)

(858) 875-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FATE	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2024, Edward J. Dulac III provided notice of his resignation from his position as Chief Financial Officer of Fate Therapeutics, Inc. (the “Company”), which will be effective June 14, 2024. Mr. Dulac resigned voluntarily to pursue another opportunity and not as a result of any disagreement with the Company. The Company’s board of directors intends to appoint J. Scott Wolchko, the Company’s President and Chief Executive Officer, to succeed Mr. Dulac as the Company’s Chief Financial Officer and also serve as the Company’s principal financial and accounting officer, effective immediately after Mr. Dulac’s resignation. Mr. Wolchko previously served as the Chief Financial Officer of the Company from the commencement of its operations until August 2020. Biographical information for Mr. Wolchko is available in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on April 26, 2024, and such information is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fate Therapeutics, Inc.

Date: May 31, 2024	By:	/s/ J. Scott Wolchko
	Name:	J. Scott Wolchko
	Title:	President and Chief Executive Officer